UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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STEAKHOUSE PARTNERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEAKHOUSE PARTNERS, INC.

10200 Willow Creek Road

San Diego, California 92131

(858) 689-2333

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 10, 2007

TO THE STOCKHOLDERS OF STEAKHOUSE PARTNERS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Steakhouse Partners, Inc., a Delaware corporation (the “Company”), will be held on July 10, 2007 at 9:00 a.m. Pacific Time at the corporate offices of the Company, 10200 Willow Creek Road, San Diego, California 92131 for the following purposes:

1. To elect three directors to hold office until the Company’s 2008 Annual Meeting of Stockholders or until their successors are elected and duly qualified.

2. To ratify the selection of Mayer Hoffman McCann P.C. as independent auditor of the Company for its fiscal year ending December 31, 2007.

3. To approve the form of Indemnification Agreement to be entered between the Company and its directors and officers.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on May 24, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the principal offices of the Company located at 10200 Willow Creek Road, San Diego, California 92131.

Accompanying this Notice is a proxy. Whether or not you expect to be at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors

/s/ A. Stone Douglass
A. Stone Douglass Chairman, President, Chief Executive Officer and Secretary

San Diego, California

May 18, 2007

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 10, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Steakhouse Partners, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on July 10, 2007, at 9:00 a.m. Pacific Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the corporate offices of the Company, 10200 Willow Creek Road, San Diego, California 92131. The Company intends to mail this proxy statement and accompanying proxy card on or about June 11, 2007 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company’s stock for their costs of forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

Only holders of record of shares of our common stock at the close of business on May 24, 2007 (the official record date) will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the close of business on May 24, 2007 the Company had outstanding and entitled to vote 6,635,680 shares of common stock.

Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the Company’s outstanding shares entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the Company’s Board of Directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Votes for and against, abstentions and broker non-votes will each be counted for determining the presence of a quorum.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include adoption of our indemnification agreements. Broker non-votes are not expected to result from the vote on any of the proposals being voted on at the Annual Meeting other than the proposal to adopt indemnification agreements.

Voting and Revocability of Proxies

All valid proxies received before the Annual Meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal.

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Chief Financial Officer of the Company at the Company’s principal executive offices located at 10200 Willow Creek Road, San Diego, California 92131, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of three members. The directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified. The nominees for election by the stockholders are A. Stone Douglass, Edgar Tod Lindner and Thomas A. Edler, who are each members of our present Board of Directors.

A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect directors. If no contrary indication is made, proxies in the accompanying form are to be voted for our Board of Directors’ nominees or, in the event any of such nominees is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who shall be designated by our Board of Directors to fill such vacancy.

Information Regarding Directors

The information set forth below as to the nominees for director has been furnished to us by the nominees:

Nominees for Election to the Board of Directors

Name	Age	Present Position with the Company
A. Stone Douglass	59	Chairman of the Board, President, Chief Executive Officer and Secretary
Edgar Tod Lindner	62	Director
Thomas A. Edler	64	Director

A. STONE DOUGLASS. Mr. Douglass was appointed as our President, Chief Executive Officer and Secretary, and as one of our directors, effective as of July 20, 2003, pursuant to the terms of a post-petition debtor-in-possession financing agreement entered into by us on August 13, 2003 pursuant to the order of the Bankruptcy Court. He was named Chairman in December 31, 2003. Mr. Douglass is an experienced merchant banker and distressed business management consultant. Mr. Douglass has over 30 years of experience in finance and managing public and private companies, including acting as director and/or interim chief executive officer of companies reorganized in bankruptcy. Mr. Douglass is a Managing Director of Compass Partners, L.L.C., a merchant bank specializing in restructuring and bankruptcy reorganization. Additionally, Mr. Douglass is a director of Home Director, Inc., a structural wiring company. From July 2002 to May 2003, Mr. Douglass was Chief Operating Officer of ACE Audiovisual, Inc., a commercial integrator of audiovisual products. From June 2001 to June 2002, Mr. Douglass was President of Inline Orthodontix, an orthodontic productions distribution company. From October 2000 to August 2001, Mr. Douglass was President and Chief Executive Officer of VisionAmerica, Inc. (AMEX: VISN), an optometric physicians practice management company. From August 1998 to May 2001, Mr. Douglass was also President and Chief Executive Officer of Apple Orthodontix, Inc. (AMEX: AOI), an orthodontic practice management company. Mr. Douglass also has served as a director of Neocork Technologies, Inc., since February 2004 and in July 2005 was named as its Chief Executive Officer. In addition, Mr. Douglass has served as a director of John Forsyth, an apparel manufacturer, since February 2000. Mr. Douglass earned a Bachelor of Science degree in Business Management from Farleigh Dickinson University in 1970.

EDGAR TOD LINDNER. Mr. Lindner has been one of our directors since February 1999. Mr. Lindner has been the Director—Private Placements with Jane Capital Partners since April 2003. Prior to joining Jane Capital Partners, Mr. Lindner was the managing director of Pentech Capital Markets Group from 2001 to 2003. Prior to joining Pentech Capital Markets Group, Mr. Lindner was managing director of Ally Capital Group Inc., an investment-banking firm, from May 1996 to April 1999 and from 1984 to 1995 was a founder and President of Northwest Capital Corp., a San Francisco merchant bank. In addition, Mr. Lindner was Regional Manager of Chemical Banks’ West Coast Asset lending group from 1979 to 1984 and from 1967 to 1979 was Vice President of Corporate Banking at The Bank of California, San Francisco. Mr. Lindner also served as a director of Neocork Technologies, Inc., from August 2002 until December 2003 and was reappointed to that board in March of 2005. Mr. Lindner received his Bachelor of Science in Finance and Banking from the University of Oregon in 1967.

THOMAS A. EDLER. Mr. Edler has been one of our directors since May 1998. Mr. Edler has been the President and Chief Executive Officer of Pacific Coast Advisors, Inc., a boutique commercial real estate and investment-banking firm, since 1999. The firm’s primary focus is in the restaurant and hospitality industries. In addition, from June 1999 to January 2001 Mr. Edler served as Senior Vice President of Capitol Bay Securities, a regional investment-banking firm. Prior to joining Capitol Bay Securities, Mr. Edler was a senior broker and Chairman of the Restaurant Specialty Group of Grubb & Ellis Company from February 1989 to June 1999. Mr. Edler has also served as Chief Operating Officer of a Bay Area restaurant company and was an executive with Jack in the Box Restaurants for 11 years. Mr. Edler received his Bachelor of Science degree from Indiana University in 1966, with subsequent graduate studies at the University of Southern California.

Board Committees and Meetings

During the fiscal year ended December 31, 2006, the Board of Directors held three (3) meetings. The Board of Directors has established three standing committees: an Audit Committee; a Compensation Committee; and a Nominating Committee.

The members of our Audit Committee are Edgar Tod Lindner and Thomas A. Edler. Our Audit Committee and Board have designated Mr. Lindner as an Audit Committee financial expert, as defined in the rules of the Securities and Exchange Commission (“SEC”). The Audit Committee oversees, reviews and evaluates our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent auditors. The Audit Committee held three (3) meetings during the fiscal year ended December 31, 2006. Our Nominating Committee and Board have determined that all members of the Audit Committee are independent (as independence is defined in the Nasdaq Stock Market qualitative listing standards). The Audit Committee acts pursuant to a written charter, which was attached as Annex A to our Schedule 14A Proxy Statement filed on August 25, 2006.

The members of our Compensation Committee are Edgar Tod Lindner and Thomas A. Edler. The Compensation Committee reviews and makes recommendations to our Board of Directors concerning the compensation and benefits of our executive officers, including the Chief Executive Officer, and directors, oversees the administration of our stock option and employee benefits plans, and reviews general policies relating to compensation and benefits. The Compensation Committee held one (1) meeting during the fiscal year ended December 31, 2006. Our Nominating Committee and Board have determined that all members of the Compensation Committee are independent (as independence is defined in the Nasdaq Stock Market qualitative listing standards) and are non-employee directors. The Compensation Committee acts pursuant to a written charter attached to this proxy statement as Annex A.

The members of our Nominating Committee are Edgar Tod Lindner, Thomas A. Edler and A. Stone Douglass. The Nominating Committee identifies prospective candidates to serve on the Board of Directors, recommends nominees for election to the Board of Directors, develops and recommends Board member selection criteria, considers committee member qualification, recommends corporate governance principles to the Board of Directors, and provides oversight in the evaluation of the Board of Directors and each committee. The Nominating

Committee held one (1) meeting during the fiscal year ended December 31, 2006. Our Nominating Committee and Board have determined that all members of the Nominating Committee, except for A. Stone Douglass, are independent (as independence is defined in the Nasdaq Stock Market qualitative listing standards). The Nominating Committee acts pursuant to a written charter, which is available on the Company’s website at www.paragonsteak.com.

During the fiscal year ended December 31, 2006, each member of the Board of Directors attended 75% or more of the aggregate number of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he was a director or committee member, respectively. We held our Annual Meeting of Stockholders for the fiscal year ended December 31, 2005 on September 19, 2006. The members of our Board of Directors are strongly encouraged to attend our annual meetings of stockholders. All of our directors attended the Annual Meeting of Stockholders held on September 19, 2006.

Director Nominations

The Nominating Committee evaluates and recommends to the Board of Directors director nominees for each election of directors.

In fulfilling its responsibilities, the Nominating Committee considers the following factors:

•	the appropriate size of the Board of Directors and its committees;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•

the knowledge, skills and experience of nominees, including experience in business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	experience with accounting rules and practices;

•	applicable regulatory and securities exchange/association requirements; and

•	a balance between the benefit of continuity and the desire for a fresh perspective provided by new members.

The Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Nominating Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Nominating Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board of Directors must, and believes that it is preferable that more than one member of the Board of Directors should, meet the criteria for an “audit committee financial expert” as defined by SEC rules. The Nominating Committee also believes it appropriate for the Company’s Chief Executive Officer to participate as a member of the Board of Directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Nominating Committee and Board of Directors will be polled for suggestions as to individuals meeting the criteria of the Nominating

Committee. Research may also be performed to identify qualified individuals. If the Nominating Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating Committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating Committee will evaluate any recommendation for director nominee proposed by a stockholder who (i) complies with the notice procedures set forth below and (ii) is a stockholder of record on the date such notice is sent and on the record date for the determination of stockholders entitled to vote at the applicable meeting. Any stockholder recommendation for director nominee must be submitted to the Company’s Secretary in writing at 10200 Willow Creek Road, San Diego, California 92131 and must contain the following information:

•

As to the director nominee—(i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or owned of record by the nominee and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement;

•

As to the stockholder giving the notice—(i) the name and record address of the stockholder, (ii) the class or series and number of shares of stock that are owned beneficially or owned of record by the stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the applicable meeting to nominate the nominee named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement.

Any such stockholder notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director of the Company if elected. In addition, for any such stockholder notice to be considered timely, the notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder must be so received by the Company not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

The Nominating Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above.

All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating Committee.

Communications with Directors

The Board of Directors has adopted a Stockholders Communications with Directors Policy. The Stockholders Communications with Directors Policy is available at the Company’s website at www.paragonsteak.com. Once on our home page, click on “About Us,” then click on “Investor Relations,” then click on “Stockholder Communications with Directors Policy.”

Director Compensation

No fees are paid to our non-employee directors. Directors may be reimbursed for any out-of-pocket expenses they incur in the performance of their responsibilities for us.

Under the terms of our 2004 Stock Incentive Plan, non-employee directors are eligible to receive options to purchase shares of our common stock.

Director Attendance at Annual Meetings

The Board of Directors has adopted a Board Member Attendance at Annual Meetings Policy. This policy may be found at www.paragonsteak.com. Once on our home page, click on “About Us,” then click on “Investor Relations,” then click on “Board Member Attendance at Annual Meetings Policy.”

Code of Ethics

The Board of Directors has adopted a Code of Ethics that applies to our directors, executive officers and senior financial officers. The Code of Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Board of Directors has also adopted a Code of Business Conduct that applies to all of our employees, officers and directors. Each of the Code of Ethics and Code of Business Conduct may be found at www.paragonsteak.com.

Board Member Independence

The Board of Directors has determined that, except for Mr. Douglass, all of the members of the Board of Directors are “independent” as independence is defined in the Nasdaq Stock Market qualification standards. Mr. Douglass is not considered independent because he currently serves as the Company’s CEO, President and Secretary.

Required Vote

The three nominees receiving the highest number of affirmative votes of the shares present and voting at the Annual Meeting in person or by proxy will be elected as directors. Each proxy cannot be voted for a greater number of persons than three.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” EACH NOMINEE LISTED ABOVE.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our financial statements as of December 31, 2003 (for the reorganized company) and December 30, 2003 (for the predecessor company, debtor-in-possession) were previously audited by Singer Lewak Greenbaum & Goldstein LLP, certified public accountants (“SLGG”). We dismissed SLGG in January 2005 and we engaged Mayer Hoffman McCann P.C. (“MHM”) in January 2005 to audit our financial statements for the fiscal year ended December 28, 2004. Our Board of Directors and Audit Committee approved the appointment of MHM as our independent registered public accounting firm in January 2005.

There were no disagreements at any time between SLGG and us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The audit report of SLGG did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2003 and 2004, and through January 2005, we did not consult MHM with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee has selected MHM as the Company’s independent auditors for the fiscal year ending December 31, 2007 and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting. Representatives of MHM are expected to be present at the

Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of MHM as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of MHM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended December 31, 2006 by MHM, the Company’s independent auditor for that period, is compatible with maintaining the auditor’s independence. The following table sets forth the aggregate fees billed to us for the fiscal years ended 2005 and 2006 by SLGG and MHM:

Singer Lewak Greenbaum & Goldstein LLP			Mayer Hoffman McCann P.C.
	2006	2005		2006	2005
Audit Fees(1)	$0	$41,147	Audit Fees(1)	$130,874	$207,793
Audit-Related Fees(2)	0	0	Audit-Related Fees(2)	0	0
Tax Fees(3)	$26,272	$18,424	Tax Fees(3)	0	0
All Other Fees	0	0	All Other Fees	0	0

(1)	Consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” None of these fees or services was pre-approved by our audit committee.
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee meets periodically to review and approve the scope of the services to be provided to us by our independent accountant, as well to review and discuss any issues that may arise during an engagement. Any non-audit services provided to us would have to be approved by the Audit Committee. There are currently no such additional services performed. The Audit Committee considers various issues with respect to the services to be provided by its independent accountant, including the complexity of any engagement, its expected cost, the knowledge and expertise of the independent accountant’s staff, any complex accounting or disclosure issues, new accounting pronouncements, and the capability of our financial staff.

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, except for de minimis non-audit services that may be performed without pre-approval under applicable law. The Audit Committee has sole authority to make such approvals, although such approval may be delegated to any Committee member so long as the approval is presented to the full Committee at a later time. During the fiscal year ended December 31, 2006, all audit and non-audit services performed by the Company’s principal independent registered public accounting firm were approved in advance by the Audit Committee.

Required Vote

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this Proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE SELECTION OF MAYER HOFFMAN MCCANN P.C. AS OUR

INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PROPOSAL 3

APPROVAL OF INDEMNIFICATION AGREEMENT

General

The Board has directed the submission to a vote of the stockholders of a Proposal to approve the form of indemnification agreement which may be entered between the Company and its present and future directors, officers and key employees, as may be determined from time to time by the Board, in substantially the form attached to this Proxy Statement as Annex B. The Board of Directors approved the form of indemnification agreement, and pending approval by the stockholders, the Company intends to enter into, indemnification agreements with its directors, officers and certain key employees (each an “Indemnified Party” and collectively, the “Indemnified Parties”). Pursuant to the terms and conditions of the indemnification agreement, the Indemnified Parties are indemnified by the Company against certain liabilities arising out of their service to the Company.

The Company does not currently have indemnification agreements with its directors and officers or with any key employees. The Board believes that such agreements should be adopted for all directors and officers in response to the increasing hazard, and related expense, of unfounded litigation directed against directors and officers, the difficulty of obtaining broad directors’ and officers’ liability insurance and significant limitations in amounts and breadth of coverage, dramatic increases in premiums for that coverage, and the potential inability to continue to attract and retain qualified directors and executive officers in light of these circumstances.

Although neither stockholder approval nor ratification of the form of indemnification agreement is required by law, the Board believes it is appropriate to submit the form of indemnification agreement to the Company’s stockholders for approval because the members of the Board will be parties to, and the beneficiaries of, the rights contained in the indemnification agreements entered by the Company.

The Board believes that entering into indemnification agreements serves the best interests of the Company and its stockholders by strengthening its ability to attract and retain the services of knowledgeable and experienced persons as directors and officers who, through their efforts and expertise, can make a significant contribution to the Company’s success. The indemnification agreements are intended to complement the indemnity protection available under applicable law, the Company’s certificate of incorporation and bylaws and any policies of insurance it may maintain.

In the event the stockholders fail to approve the form of indemnification agreement, the Board will consider whether to modify the form of indemnification agreement and whether to enter into indemnification agreements. Even if the form of indemnification agreement is approved, the Board of Directors in its discretion may amend the indemnification agreements at any future time if it believes that such an amendment would be in the best interests of the Company and its stockholders.

Delaware Law

Under the Delaware General Corporation Law (“DGCL”), a Delaware corporation is obligated to indemnify officers and directors in connection with liabilities arising from legal proceedings resulting from that person’s service to the corporation in certain circumstances. A Delaware corporation may also voluntarily undertake to indemnify certain persons acting on its behalf in certain circumstances.

•

The DGCL states that Delaware corporations shall indemnify any present or former director or officer against reasonable expenses (including attorney’s fees) incurred in connection with any proceeding to which such person was a party if that person is successful on the merits or otherwise in the defense of such action.

•

The DGCL authorizes corporations to indemnify any director or officer against liability incurred in a proceeding to which he or she was a party if his or her conduct was in good faith and he or she reasonably believed that his or her conduct was in or not opposed to the corporation’s best interests, and in the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful. This voluntary indemnification must be approved by a majority of uninterested directors, by a committee of such directors designated by majority vote of uninterested directors, by independent legal counsel in a written opinion if the uninterested directors so direct, or by the stockholders.

•	The DGCL authorizes the Court of Chancery to summarily determine a corporation’s obligation to advance expenses (including attorney’s fees).

•

The DGCL also authorizes corporations to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding if the corporation receives an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

Summary of Indemnification Agreement

Under the form of indemnification agreement, the Company agrees to indemnify its directors, officers, key employees and agents, or Indemnified Parties, to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by reason of such Indemnified Party becoming, or being threatened to be made, a party to any action, claim, suit, investigation or proceeding, whether civil, criminal, administrative, investigative or any other inquiry or investigation. Such expenses will be advanced by the Company upon written request by an Indemnified Party.

The Company has no obligation to provide indemnification if the party selected by the Board of Directors (such party being either the stockholders, a majority of disinterested directors or independent legal counsel) to review the Indemnified Party’s request for indemnification (the “Reviewing Party”) determines that the Indemnified Party would not be permitted to be indemnified. Additionally, if the Company has advanced expenses to the Indemnified Party and the Reviewing Party subsequently determines the Indemnified Party is not permitted to be indemnified under applicable law, the advanced expenses must be reimbursed by the Indemnified Party to the Company.

Under the form of indemnification agreement, to secure the Company’s obligations to indemnify and advance expenses to an Indemnified Party in the event of a potential change of control, the Indemnified Party may require the Company to establish a trust for his or her benefit, to the extent permitted by law, in an amount sufficient to satisfy any and all expenses reasonably anticipated at the time of such request to be payable to such party under the indemnification agreement. If there is a change in control of the Company (other than a change in control approved by a majority of the Board of Directors who were directors immediately prior to the change in control), then independent legal counsel will act as the Reviewing Party to determine whether the Indemnified Party is entitled to indemnification. The Company agrees to pay the reasonable fees of any independent legal counsel retained to make a determination of entitlement to indemnification pursuant to the indemnification agreement.

The termination of any claim by judgment, order, settlement, conviction, or plea of nolo contendere, or its equivalent, does not affect the presumption that an Indemnified Party is entitled to indemnification under the indemnification agreement, and the Company shall have the burden of proof to overcome that presumption.

The Company shall not be obligated under the indemnification agreement: (i) to make any payment in connection with any claim against an Indemnified Party to the extent such party has otherwise actually received payment (under any insurance policy or otherwise) of the amounts indemnifiable under the indemnification agreement; (ii) to indemnify an Indemnified Party for liabilities in connection with a proceeding settled without the Company’s consent; (iii) to indemnify an Indemnified Party for expenses and the payment of profits arising from the purchase and sale by such Indemnified Party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, or any similar state statute; or (iv) to indemnify an Indemnified Party for acts, omissions or transactions from which such Indemnified Party may not be relieved of liability under applicable law.

The Company agrees to use all reasonable efforts to maintain one or more policies of directors’ and officers’ liability insurance for such period of time as the Indemnified Party shall consent to serve as a director, officer or agent of the Company, as thereafter for so long as the Indemnified Party is subject to any possible proceeding.

The indemnification agreement is governed by Delaware law.

Indemnification for Liabilities Under the Securities Act of 1933

The Securities and Exchange Commission has expressed its opinion that indemnification of directors, officers and controlling persons of the Company against liabilities arising under the Securities Act of 1933 (the “Act”), is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of the action, suit or proceeding) is asserted by the director or officer in connection with securities which may have been registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

Required Vote

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to approve this Proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

PROPOSAL TO APPROVE THE INDEMNIFICATION AGREEMENTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 25, 2007, the beneficial ownership of our common stock with respect to: (i) each person who was known by us to own beneficially more than 5% of the outstanding shares of our common stock; (ii) each director; (iii) each of our current named executive officers; and (iv) all directors and executive officers as a group. As of April 25, 2007, we had 6,635,680 shares of common stock issued and outstanding, which was the only class of voting securities authorized or outstanding. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. However, under the laws of some states, personal property owned by a married person may be community property which either spouse may manage and control, and we have no information as to whether any shares shown in the following table are subject to such community property laws. Unless otherwise indicated, the address of each beneficial owner is c/o Steakhouse Partners, Inc., 10200 Willow Creek Road, San Diego, California 92131. The information provided in this table is based on our records, information filed with the SEC and information provided to us.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of April 25, 2007 through the exercise of any stock option or other right. Shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class
A. Stone Douglass (1)	430,036	6.2%
Joseph L. Wulkowicz (2)	100,000	1.4%
Susan Schulze-Claasen (2)	100,000	1.4%
Edgar Tod Lindner (3)	50,000	0.7%
Thomas A. Edler (3)	50,000	0.7%
T. Scott Avila	—	—
All executive officers and directors as a group (5 persons)	730,036	10.1%

5% Stockholders:
Steven B. Sands (4) 90 Park Avenue, 39th Floor New York, NY 10016	1,035,000	15.2%
Eye of the Round, LLC (5) 90 Park Avenue, 39th Floor New York, NY 10016	885,000	13.3%
George Rich (6) 904 South Broadway Baltimore, MD 21231	790,000	11.5%
GRI Fund, LP (7) 904 South Broadway Baltimore, MD 21231	540,000	8.1%
Pablo Garcia Fernandez 90 Park Avenue, 39th Floor New York, NY 10016	400,000	6.0%
David Rich	359,964	5.4%

(1)	Includes 180,036 shares of common stock owned directly by Mr. Douglass and options to purchase 250,000 shares of common stock granted pursuant to our 2004 Stock Incentive Plan, which are currently exercisable within 60 days of April 25, 2007.
(2)	The named individual’s beneficial ownership is of options to purchase 100,000 shares of common stock granted pursuant to our 2004 Stock Incentive Plan, which are currently exercisable within 60 days of April 25, 2007.
(3)	The named individual’s beneficial ownership is of options to purchase 50,000 shares of common stock granted pursuant to our 2004 Stock Incentive Plan, which are currently exercisable within 60 days of April 25, 2007.
(4)	The shares referred to consist of 885,000 shares directly owned by Eye of the Round, LLC and 150,000 shares of common stock issuable upon exercise of a Common Stock Purchase Warrant, dated December 30, 2003, issued to Critical Capital Growth Fund, LP in connection with the Plan of Reorganization. Mr. Sands disclaims beneficial ownership of all 1,035,000 shares. Based on Amendment No. 1 to Schedule 13G dated January 31, 2005, Mr. Sands is (i) manager of Eye of the Round, LLC and (ii) chairman of the general partner of Critical Capital Growth Fund, LP. Does not include warrants to purchase 63,000 shares of common stock acquired by a registered broker-dealer with which Mr. Sands is registered, of which Mr. Sands also disclaims beneficial ownership.
(5)	Refers to 885,000 shares of common stock, which are directly owned by Eye of the Round, LLC and included in Mr. Sands’ beneficial ownership under note (4) above. Does not include 150,000 shares of common stock issuable upon exercise of a Common Stock Purchase Warrant, dated December 30, 2003, issued to Critical Capital Growth Fund, LP in connection with the Plan of Reorganization. Eye of the Round, LLC disclaims beneficial ownership of such Common Stock Purchase Warrant. Also does not include warrants to purchase 63,000 shares of common stock acquired by a registered broker-dealer with which Mr. Sands is registered, of which Eye of the Round, LLC disclaims beneficial ownership.
(6)	Refers to 540,000 shares directly owned by GRI Fund, LP. George Rich is the sole member and manager of Stevenson Partners, LLC, which is the 1% general partner of GRI Fund, LP. George Rich disclaims beneficial ownership of shares owned by GRI Fund, LP. Also includes options to purchase 250,000 shares of common stock granted to Mr. Rich pursuant to our 2004 Stock Incentive Plan, which are currently exercisable within 60 days of April 25, 2007.
(7)	Refers to 540,000 shares, which are directly owned by GRI Fund, LP and included in Mr. Rich’s beneficial ownership under note (6) above. Does not include options to purchase 250,000 shares of common stock granted to George Rich pursuant to our 2004 Stock Incentive Plan, which are currently exercisable. George Rich is the sole member and manager of Stevenson Partners, LLC, which is the 1% general partner of GRI Fund, LP. GRI Fund, LP disclaims beneficial ownership of shares owned by George Rich, including the options to purchase our common stock.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Philosophy and Objectives

All of our compensation programs are designed to achieve two principles: 1) to provide a competitive executive compensation package that enables us to attract, motivate and retain talented executives and to reward superior results; and 2) to align the financial interests of executives with long term shareholder return, specifically through stock options. To achieve our compensation philosophy, we provide both short and long term incentives; we believe the performance of the executives in managing our company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation.

Our Compensation Committee is empowered to review and approve the annual compensation of and determine compensation procedures for our three executive officers: the Chairman and Chief Executive Officer, and the two Vice Presidents.

Overview of Compensation and Design Process

Each of our executive officers serves pursuant to a written employment agreement; elements of compensation include salary, potential bonus, stock incentives, health, disability and life insurance and perquisites. These elements fit into our overall compensation objectives by providing adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our company and shareholders. Likewise, we provide cash compensation in the form of base salary to meet competitive salary norms and reward good performance, and from time to time award bonus compensation to reward superior performance against long-term strategic goals. We provide non-cash compensation such as stock options to reward superior performance relative to long-term strategic goals.

Short-Term Elements: To date, our officers receive base salaries as compensation for their job performance, abilities, knowledge and experience. Apart from our contractual commitments, the Compensation Committee intends to maintain base salaries at competitive levels to similarly situated companies in the marketplace for comparable executive ability and experience. The executives also participate in standard medical, dental and related benefit programs offered to Company employees and each receives a car allowance. The Committee reviews executive base salary and benefits packages periodically, and determines increases, if any, based on the officer’s contribution to corporate performance and competitive market conditions.

Long-Term Incentives: Each officer has been issued Stock Options pursuant to the Company’s Stock Option Incentive Plan, which we believe provide an excellent vehicle for rewarding performance by Company executives, retaining their services for the future and aligning their interests with the interests of our shareholders. All grants are recommended by the Compensation Committee and approved by the Board of Directors. In determining stock option grants, the Compensation Committee and Board of Directors consider a variety of factors, including: the executive base salary, position risk, industry practices, and executive position influencing the final allocation decision.

Overall, the balance between short and long-term compensation and between short and long term incentives is driven by general economic and specific company, industry and competitive conditions, as more specifically described below.

The Process of Selecting Compensation Elements

Compensation elements included in executive employment agreements were initially selected based on the variables described above. Each executive’s current and prior compensation is considered in setting future compensation. The amount of each element is determined by the Compensation Committee, which balances a variety of factors, including:

•	Performance against corporate and individual objectives for the prior year;

•	Difficulty in achieving desired results in the coming year;

•	Value of their unique skills and capabilities to support the long-term performance of the company;

•	Performance of their general management responsibilities; and

•	Contribution as a member of the executive management team.

In addition, the Compensation Committee periodically reviews the compensation practices of other companies, and the compensation paid by competitors in the industry. In assessing compensation, we periodically consult written reports from third party data sources regarding compensation levels for executives at peer companies given tenure, responsibilities, company results, and industry standards. In addition, the Compensation Committee reviews of the compensation practices of other similarly situated individual companies in the hospitality industry and the results of other salary surveys. This global data is compared to the “compensable factors” of our own executives, weighting company size, employee talent, job responsibilities and the Company’s financial condition, to determine appropriate pay levels for the corporation executives. Overall, the Compensation Committee desires that its executives be paid competitively with other like executives, at similarly situated corporations in the hospitality industry.

Summary Compensation

The following table shows information concerning the annual compensation for services provided to us by our President and Chief Executive Officer, Chief Financial Officer and other most highly compensated executive officer (collectively referred to herein as the “Named Executive Officers”) during 2006. None of our other executive officers received total compensation in excess of $100,000 during 2006.

SUMMARY COMPENSATION TABLE
Annual Compensation $ (Dollars)
Name and Position	Year	Salary $	Bonus	Option (4) Awards $	All (5) Other Compensation $	Total Compensation $
A. Stone Douglass (1)	2006	200,012	0	32,000	69,801	301,813
President, Chief Executive Officer and Secretary
Joseph L. Wulkowicz(2)	2006	156,000	0	24,000	37,236	217,236
Vice President and Chief
Financial Officer
Susan Schulze-Claasen(3)	2006	150,014	0	24,000	20,739	194,753
Executive Vice President, Chief
Administrative Officer and
General Counsel

(1)	Mr. Douglass commenced serving as our President, Chief Executive Officer and Secretary effective as of July 30, 2003.
(2)	Mr. Wulkowicz commenced serving as Vice President and Chief Financial Officer as of the effective date of the Plan of Reorganization, December 31, 2003.
(3)	Ms. Schulze-Claasen commenced serving as Vice President and General Counsel as of the effective date of the Plan of Reorganization, December 31, 2003, and was named Executive Vice President and Chief Administrative Officer and General Counsel effective March 1, 2005.
(4)	Stock options were granted under our 2004 Stock Incentive Plan on October 16, 2006. Each option becomes exercisable over a period of three years at the rate of one-third of the shares subject to the options on the first, second and third anniversaries of the grant date. The options listed have an exercise price of $0.35 per share and on December 31, 2006 the market value was $0.30 per share. Mr. Douglass, Mr. Wulkowicz and Ms. Schulze-Claasen were granted options with respect to 100,000, 75,000 and 75,000 shares, respectively. The fair value of the options using the Black-Scholes pricing model is $32,000 $24,000 and $24,000, respectively. The weighted-average assumptions to derive that value are: dividend yield of 0%, expected volatility of 130%, risk-free interest rate of 5.0%, and an expected life of six years.
(5)	Other annual compensation for Mr. Douglass includes (i) an automobile allowance ($7,946), (ii) a housing allowance ($34,000), (iii) insurance premium reimbursement ($18,565) and (iv) executive medical coverage ($9,290). Other annual compensation for Mr. Wulkowicz and Ms. Schulze-Claasen includes (i) an automobile allowance ($12,000 each), (ii) insurance premium reimbursement ($18,989 and $7,666, respectively), and (iii) executive medical coverage ($6,247 and $1,073, respectively).

Base Salary

It is the goal of our Compensation Committee to establish salary compensation for our officers based on our Company’s operating performance and an assessment of the performance of the executives. These reviews considered executive’s detailed job description, tenure and experience, and to a lesser extent a comparative analysis of the compensation practices of other restaurant chains and similarly situated companies. While this salary information generally reflected that restaurant chains and other of our peer companies base compensation levels exceeded ours, the Compensation Committee accepted the executives’ recommendation to forego increases in base compensation given the Company’s financial situation.

Bonus

It is our desire to reward our executives for the achievement of shorter-term financial goals, principally increases in either pre-tax income or achievement of a material outcome enhancing the Company in toto. In the past, on an annual basis the executive team has prepared a business plan and a budget, which includes corporate goals for the coming year. Bonuses at the discretion of the Compensation Committee could be payable under the respective employment agreements on an annual basis, in the discretion of the Compensation Committee taking into account corporate and individual performance for such period. To date, no bonuses have been paid regardless of achievement of goals at the request of the executives in light of overall company financial performance.

For the fiscal year ending December 31, 2007 (“Fiscal 2007”), the Compensation Committee has formalized the bonus compensation criteria for our executive officers as follows. The Compensation Committee requested that each our executive officers identify four or five individual performance goals for Fiscal 2007 and submit them to the Compensation Committee for review. The Compensation Committee requested that the performance goals be quantitative and qualitative, realistic, and generally measurable. The Compensation Committee requested that the performance goals include performance in the following areas to the extent relevant to each officer’s individual responsibilities:

•	Cash flow

•	Resolution of default with Creditor’s Committee

•	Comparable sales

•	Mergers and/or acquisitions by the Company of/with other companies

•	Capital raising

•	Reinvestment in existing restaurants

•	Restaurant operations

•	Control of General & Administrative expenses

•	Timely preparation of annual business plan and budget

The Compensation Committee also determined that the bonuses will only be paid if we achieve a positive EBITDA for Fiscal 2007.

The amount of bonuses paid will be determined by the Compensation Committee, with Board of Directors approval, based on the financial condition of the Company, achievement of the goals described above as well as our ability to pay bonuses. Performance goals will be weighted based on the Compensation Committee’s determination of importance to the Company and its shareholders. Bonus determinations will be made on an annual basis within two weeks of receipt by the Compensation Committee of the financial statements for Fiscal 2007.

Stock Option and Equity Incentive Programs

Our stock option program is the primary vehicle for offering long-term incentives and rewarding our executives and key employees. Because of the direct relationship between the value of an option and the market price of our stock, we believe that granting stock options is the best method of motivating our executives to manage our Company in a manner that is consistent with the interests of our stockholders. Pursuant to its Charter, the Compensation Committee considers the award of options to key employees on an annual basis. It reviews outstanding options, key personnel performance, competitor practices, and the recommendations of the President in determining the potential award participants. In fiscal 2006, we granted stock options to our executives and key employees based upon prior performance, the importance of retaining their services, and the potential to motivate their performance to help us attain our long-term goals. These awards were issued after the Compensation Committee’s annual meeting; a date certain within days after the meeting was selected for the effective date to allow valuation and preparation of relevant agreements. Like all options, the number of optioned shares was determined based on a formula considering industry and like-sized corporation practices, base compensation of the executive, and position responsibilities and risks, as more fully described above in the section entitled Base Salary.

Perquisites

We limit the perquisites that we make available to our executives officers, particularly in light of recent developments with respect to corporate abuse of such items. Our executives are entitled to few benefits that are not otherwise available to all of our employees. We do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives. Instead, each receives the same car allowance as other employees whose position typically prompts the issuance a company vehicle. Our executive health and insurance plans are the same for all employees; it is our policy to pay the full premium for our executives. Finally, the company reimburses certain housing expenses of our President and Chief Executive Officer, as provided by his Employment Agreement.

Stock Options

The following table provides information with regard to each stock option granted to each Named Executive Officer during 2006. Each option becomes exercisable over a period of three years at the rate of one-third of the shares subject to the options on the first, second and third anniversaries of the grant date. The options listed have an exercise price of $0.35 per share.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price of Stock on Grant Date	Grant Date Fair Value of Option Awards (S)(1)
A. Stone Douglass	10/16/06	0	100,000	$0.35	$0.35	$32,000
Joseph L. Wulkowicz	10/16/06	0	75,000	$0.35	$0.35	$24,000
Susan Schulze-Claasen	10/16/06	0	75,000	$0.35	$0.35	$24,000

(1)	The fair value of the options using the Black-Scholes pricing model using the weighted-average assumptions to derive that value are: dividend yield of 0%, expected volatility of 130%, risk-free interest rate of 5.0%, and an expected life of six years.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
A. Stone Douglass	166,667 0	83,333 100,000	0 0	1.11 0.35	April, 2014 October, 2016
Joseph L. Wulkowicz	66,667 0	33,333 75,000	0 0	1.11 0.35	April, 2014 October, 2016
Susan Schulze-Claasen	66,667 0	33,333 75,000	0 0	1.11 0.35	April, 2014 October, 2016

(1)	Based on the December 31, 2006 closing price of $0.30 per share of our common stock as reported on the OTC Bulletin Board; there were no exercisable, in-the-money options as of December 31, 2006.

Option Exercises and Stock Vested

None of our Named Executive Officers exercised options or had shares of restricted stock vest in 2006.

Director Compensation

No fees are paid to our non-employee directors. Directors may be reimbursed for any out-of-pocket expenses they incur in the performance of their responsibilities for us. They are also eligible to receive award grants under our 2004 Stock Incentive Plan.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
E. Tod Lindner	0	0	23,737	0	0	0	23,737
Thomas A. Edler	0	0	23,737	0	0	0	23,737

(1)	The fair value of the options using the Black-Scholes pricing model using the weighted-average assumptions to derive that value are: dividend yield of 0%, expected volatility of 130%, risk-free interest rate of 5.0%, and an expected life of six years.

Under the terms of the 2004 Stock Incentive Plan, non-employee directors are eligible to receive options to purchase shares of our common stock. In October 2006, the two non-employee directors were each granted options for 75,000 shares, becoming exercisable over a period of three years at the rate of one-third of the shares subject to the options on the first, second and third anniversaries of the grant date and exercisable at $0.35 per share. There were no options exercised as of December 31, 2006.

Employment Contracts

We entered into a three-year employment agreement dated as of March 31, 2004 with Mr. Douglass to serve as President and Chief Executive Officer. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 60-day prior notice of termination is provided by either Mr. Douglass or us. The agreement provides for a minimum annual salary of $200,000, annual salary increases tied to the Consumer Price Index (All Urban Consumers) and an annual bonus at the discretion of the Board of Directors. Additionally, the agreement contains non-compete and non-solicitation provisions, which provide that Mr. Douglass will not compete during the period in which he is either receiving compensation from us, or for one year after he has been terminated for cause. Mr. Douglass’s employment agreement also provides that during the term of his employment, we will nominate, and use our best efforts to elect, Mr. Douglass to serve as a member of our Board of Directors.

In the event that Mr. Douglass’s employment period is terminated as a result of his death or Permanent Disability (as defined in the agreement); for a reason other than “for cause”; or pursuant to a Change of Control (as defined in the agreement), Mr. Douglass will be entitled to receive his base salary of $200,000 through the date of termination and for the one-year period following the date of termination. In these same circumstances, he is entitled to receive payment of his medical, dental, and other “welfare” plan payments for a one-year period, currently having a value of $18,565 plus any and all deferred salary increases.

We entered into a three-year employment agreement dated as of April 1, 2004 with Mr. Wulkowicz to serve as Vice President and Chief Financial Officer. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 60-day prior notice of termination is provided by either Mr. Wulkowicz or us. The agreement provides for a minimum annual salary of $156,000, annual salary increases tied to the Consumer Price Index (All Urban Consumers) and an annual bonus at the discretion of the Board of Directors. Additionally, the agreement contains a non-solicitation provision.

In the event that Mr. Wulkowicz’s employment period is terminated as a result of his death or Permanent Disability (as defined in the agreement), for a reason other than “for cause” (as defined in the agreement), or pursuant to a Change of Control (as defined in the agreement), Mr. Wulkowicz will be entitled to receive his base salary of $174,300 through the date of termination and for the one-year period following the date of termination. In these same circumstances, he is entitled to receive payment of his medical, dental, and other “welfare” plan payments for a one-year period, currently having a value of $18,989, plus any and all deferred salary increases.

We entered into a three-year employment agreement dated as of April 1, 2004 with Ms. Schulze-Claasen to serve as Executive Vice President and General Counsel. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 60-day prior notice of termination is provided by either Ms. Schulze-Claasen or us. The agreement provides for a minimum annual salary of $150,000, annual salary increases tied to the Consumer Price Index (All Urban Consumers) and an annual bonus at the discretion of the Board of Directors. Additionally, the agreement contains a non-solicitation provision.

In the event that Ms. Schulze-Claasen’s employment period is terminated as a result of her death or Permanent Disability (as defined in the agreement), for a reason other than “for cause” (as defined in the agreement), or pursuant to a Change of Control (as defined in the agreement), Ms. Schulze-Claasen will be entitled to receive her base salary of $150,000 through the date of termination and for the one-year period following the date of termination. In these same circumstances, she is entitled to receive payment of her medical, dental, and other “welfare” plan payments for a one-year period, currently having a value of $7,666, plus any and all deferred salary increases.

In each case described above, payments would be made pursuant to our then-current payroll practices. Currently, we pay employees base pay every two weeks on alternate Tuesdays and make contributions to Medical and Welfare plans on a monthly basis. Although each executive has stock option grants, which have in part vested, all have a strike price in excess of market price, and as such, it is not expected that any payment would be made in this regard.

Potential Payments Upon Termination or Change in Control.

As more fully described above, in the event that each executive had been terminated on December 31, 2006 for any reason other than for cause, the following payments would have been due the named executive:

Executive	Trigger Event	Type of Pay	Amount	Payment Terms
A. Stone Douglass	Any but cause	12 months Base Salary	$200,000	payable every two
				weeks in 26 equal
				payments
		Insurance Premium	$18,565
		Reimbursement		payable in 12 equal
				monthly payments

Joseph L Wulkowicz	Any but cause or	12 months Base Salary	$174,300	payable every two
	voluntary termination			weeks in 26 equal
				payments
		Insurance Premium	$18,989
		Reimbursement		payable in 12 equal
				monthly payments

Susan Schulze-Claasen	Any but cause or	12 months Base Salary	$150,000	payable every two
	voluntary termination			weeks in 26 equal
				payments
		Insurance Premium	$7,666
		Reimbursement		payable in 12 equal
				monthly payments

Compensation Committee Interlocks and Insider Participation

The Board of Directors has established a Compensation Committee, which is responsible for decisions regarding salaries, incentive compensation, stock options and other compensation-related matters regarding our executive officers and employees. During 2006, the Compensation Committee members included Messrs. Lindner and Edler. During 2006, no member of the Compensation Committee was an employee or former employee of ours or any of our subsidiaries or had a relationship requiring disclosure by us under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served as a member of the Compensation Committee or board of directors of any entity that has or has had one or more executive officers who served as a member of our Compensation Committee or our Board of Directors during 2006.

Certain Relationships and Related Transactions

Critical Capital Growth Fund, LP (“CCGF”) is a private Small Business Administration licensed equity fund. Based on Amendment No. 1 to Schedule 13G dated January 31, 2005, Mr. Sands is (i) manager of Eye of the Round, LLC and (ii) chairman of the general partner of CCGF. Pursuant to and accordance with the terms and conditions of the Plan, we delivered a $1,535,000 principal amount unsecured promissory note to CCGF, dated October 19, 2003 (the “CCGF Note”). The CCGF note is payable in full over a period of six years. Interest only will be paid over the first three years, and the principal will be paid over the remaining three years. Additionally, we issued to CCGF a Common Stock Purchase Warrant, dated December 30, 2003, exercisable into 150,000 shares of our common stock at an initial exercise price of $1.11 (the “CCGF Warrant”). The CCGF Warrant became exercisable, either in whole or in part, after April 1, 2005.

On December 23, 2005, George Rich was granted options to purchase 250,000 shares of our common stock under our 2004 Stock Incentive Plan in exchange for his services to us as an adviser. Such options become exercisable as to a third of the shares subject to the option as of the grant date, as to the second third of the shares subject to the option on March 1, 2006 and as to the final third of the shares subject to the option on March 1, 2007.

Our policy is to require that any transaction with a related party required to be reported under applicable Securities and Exchange Commission rules, other than compensation-related matters and waivers of our code of business conduct and ethics, be reviewed and approved or ratified by a majority of independent, disinterested directors. We have not adopted procedures for review of, or standards for approval of, these transactions, but instead review such transactions on a case-by-case basis. Our policy is to require that all compensation-related matters be recommended for board approval by the Compensation Committee and that any waiver of our code of business conduct and ethics be reviewed and approved by the Nominating Committee and be reported under applicable SEC rules.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Regulations promulgated by the SEC require the Company to disclose any reporting violations with respect to the 2006 fiscal year, which came to our attention based on a review of the applicable filings required by the SEC to report the status of an officer or director, or the changes in beneficial ownership as submitted to us. Based solely on review of such forms we received, we believe that all required reports for the 2006 fiscal year have been timely filed, except that (i) Mr. Lindner made one late filing with respect to a transaction in October 2006, (ii) Mr. Edler made one late filing with respect to a transaction in October 2006, (iii) Mr. Douglass made one late filing with respect to a transaction in October 2006, (iv) Mr. Wulkowicz made one late filing with respect to a transaction in October 2006 and (v) Ms. Schulze-Claasen failed to make a filing with respect to a transaction in October 2006.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of Stockholders to be held in 2008 must be received by us no later than February 12, 2008 which is 120 days prior to the first anniversary of the mailing date of this proxy statement, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Under our Bylaws, a stockholder who wishes to make a proposal at the 2008 Annual Meeting of Stockholders without including the proposal in our proxy statement and form of proxy relating to that meeting must notify us no earlier than April 14, 2008 and no later than May 12, 2008 unless the date of the 2008 Annual Meeting of Stockholders is more than 30 days before or after the one-year anniversary of the 2007 Annual Meeting of Stockholders. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2008 Annual Meeting may exercise discretionary voting power regarding any such proposal.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 has been mailed to stockholders of record as of May 24, 2007 with this Proxy. Our Annual Report does not constitute, and should not be considered, a part of this Proxy. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to Steakhouse Partners, Inc., 10200 Willow Creek Road, San Diego, California 92131; Attention: Investor Relations. The request must include a representation by the stockholder that as of May 24, 2007, the stockholder was entitled to vote at the Annual Meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of two independent directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Edgar Tod Lindner and Thomas A. Edler.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. The Audit Committee has reviewed and discussed the audited financial statements with management. Our independent auditor, Mayer Hoffman McCann P.C., is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee has met with Mayer Hoffman McCann P.C., with and without management present, to discuss the overall scope of Mayer Hoffman McCann P.C.’s audit, the results of its examinations, its evaluations of the Company’s internal control over financial reporting and the overall quality of its financial reporting.

The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Edgar Tod Lindner

Thomas A. Edler

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

ON EXECUTIVE COMPENSATION

The Compensation Committee establishes and oversees the design and functioning of our executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement for the 2007 Annual Meeting.

COMPENSATION COMMITTEE

Edgar Tod Lindner, Chairman

Thomas A. Edler

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors

/s/ A. Stone Douglass
A. Stone Douglass Chairman, President, Chief Executive Officer and Secretary

May 18, 2007

ANNEX A

Charter of the Compensation Committee

of

Steakhouse Partners, Inc.

Purposes, Authority & Funding

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Steakhouse Partners, Inc. (the “Company”) to: (a) assist the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers; and (b) to produce an annual report on executive officer compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. All powers of the Committee are subject to the restrictions designated in the Company’s Bylaws and by applicable law.

The Committee shall be empowered, without the approval of the Board or management, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall have the sole authority to retain and terminate any consultant that it uses to assist in the Committee’s evaluation of director, CEO or executive officer compensation and shall have the sole authority to approve that consultant’s fees and other retention terms. The Committee shall receive appropriate funding, as determined by the Committee, from the Company for payment of: a) compensation to any advisor employed by the Committee; and b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Committee Membership

Committee members shall be elected by the Board at the annual meeting of the Board of Directors and shall serve until their successors shall be duly elected and qualified. Committee members may be removed at any time by vote of the Board.

The Committee shall consist of no fewer than two members. Each member of the Committee shall meet the independence requirements of NASDAQ, the definition of a “Non-employee Director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, the requirements of Section 162(m) of the Internal Revenue Code for “outside directors,” and any other regulatory requirements.

Duties & Responsibilities

In fulfilling its purposes as stated in this Charter, the Committee shall undertake the specific duties and responsibilities listed below and such other duties and responsibilities as the Board shall from time to time prescribe, and shall have all powers necessary and proper to fulfill all such duties and responsibilities. Subject to applicable Board and stockholder approvals, the Committee shall:

1.	Annually review and approve the Company’s corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of such goals and objectives, and, either as a Committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee will consider the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Company’s CEO in past years.

2.	Annually review and make recommendations to the Board with respect to non-CEO executive officer compensation, and incentive-compensation and equity based-plans that are subject to Board approval. The Committee shall attempt to ensure that the Company’s compensation program is effective in attracting and retaining key employees, reinforces business strategies and objectives for enhanced stockholder value, and is administered in a fair and equitable manner consistent with established policies and guidelines.

3.	Administer the Company’s incentive-compensation plans and equity based-plans as in effect and as adopted from time to time by the Board.

4.	Approve any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained.

5.	Approve any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement, or otherwise determined to be appropriate or desirable by the Committee or Board.

6.	Ensure appropriate overall corporate performance measures and goals are set and determine the extent that established goals have been achieved and any related compensation earned.

7.	Annually review and approve for the Company’s officers: (i) annual base salary levels; (ii) annual incentive compensation levels; (iii) long-term incentive compensation levels; (iv) employment agreements, severance agreements, and change of control agreements/provisions, in each case as, when and if appropriate; and (v) any supplemental or special benefits.

8.	Perform such other functions and have such other powers consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board may deem appropriate.

9.	Produce a Committee report on executive officer compensation as required to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

10.	Prepare and issue the evaluation required under “Performance Evaluation” below.

Structure & Meetings

The Committee shall conduct its business in accordance with this Charter, the Company’s Bylaws and any direction by the Board. The Committee chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a chairperson by a vote of the majority of the full Committee. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.

The Committee shall meet at least one time a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

The Committee chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The chairperson of the Committee (or other member designated by the chairperson or the Committee in the Chairperson’s absence) shall regularly report to the full Board on its proceedings and any actions that the Committee takes. The Committee will maintain written minutes of its meetings, which minutes will be maintained with the books and records of the Company.

As necessary or desirable, the Chairperson of the Committee may invite any Director, officer or employee of the Company, or other persons whose advice and counsel are sought by the Committee, to be present at meetings of the Committee, consistent with the maintenance of confidentiality of compensation discussions. The CEO should not attend any meeting where the CEO’s performance or compensation is discussed.

The Committee may form and delegate authority to subcommittees when appropriate.

ANNEX B

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this ____ day of _____________, 2007 (the “Effective Date”) by and between Steakhouse Partners, Inc., a Delaware corporation (the “Company”), and [            ] (the “Indemnitee”).

WHEREAS, the Company believes it is essential to retain and attract qualified directors, officers and key employees;

WHEREAS, the Indemnitee is a director and/or officer of the Company or has been identified by the Board of Directors of the Company (the “Board”) as a key employee;

WHEREAS, both the Company and the Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”) require the Company to indemnify and advance expenses to its directors, officers and other individuals to the extent permitted by the DGCL (as hereinafter defined);

WHEREAS, the Indemnitee has been serving and intends to continue serving as a director, officer and/or employee of the Company in part in reliance on the Certificate of Incorporation and Bylaws; and

WHEREAS, in recognition of the Indemnitee’s need for (i) substantial protection against personal liability based on the Indemnitee’s reliance on the Certificate of Incorporation and Bylaws, (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to the Indemnitee, regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Board or acquisition transaction relating to the Company, and (iii) an inducement to continue to provide effective services to the Company as a director, officer and/or employee thereof, the Company wishes to provide for the indemnification of the Indemnitee and to advance expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained by the Company, to provide for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the premises contained herein and of the Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Certain Definitions.

(a)	A “Change in Control” shall be deemed to have occurred if:

(i)	any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (the “Exchange Act”), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; (b) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (c) any current beneficial stockholder or group, as defined by Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities; hereafter becomes the “beneficial owner,” as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company representing 20% or more of the total combined voting power represented by the Company’s then outstanding Voting Securities;

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)	the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all of the Company’s assets.

(b)	“DGCL” shall mean the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted; provided, however, that in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto.

(c)	“Expense” shall mean attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding relating to any Indemnifiable Event.

(d)	“Indemnifiable Event” shall mean any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that the Indemnitee is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of anything done or not done by the Indemnitee in any such capacity.

(e)	“Potential Change in Control” shall be deemed to occur if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; (iii) any person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his or her beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(f)	“Proceeding” shall mean any threatened, pending or completed action, suit, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative and/or any inquiry or investigation, whether conducted by the Company or any other party, that the Indemnitee in good faith believes might lead to the institution of any such action.

(g)	“Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board or any other person or body appointed by the Board (including the special independent counsel referred to in Section 6) who is not a party to the particular Proceeding with respect to which the Indemnitee is seeking indemnification.

(h)	“Voting Securities” shall mean any securities of the Company which vote generally in the election of directors.

2.

Indemnification. In the event the Indemnitee was or is a party to or is involved (as a party, witness, or otherwise) in any Proceeding by reason of (or arising in part out of) an Indemnifiable Event, whether the basis of the Proceeding is the Indemnitee’s alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, the Company shall indemnify the Indemnitee to the fullest extent permitted by the DGCL against any and all Expenses, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement) (collectively, “Liabilities”) reasonably incurred or suffered by such person in connection with such Proceeding. The Company shall provide indemnification pursuant to this Section 2 as soon as practicable, but in no event later than 30 days after it receives written demand from the Indemnitee. Notwithstanding anything in this Agreement to the contrary and except as provided in Section 5 below, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement (i) in connection with any Proceeding initiated by the Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (ii) on account of any suit in which judgment is rendered against the Indemnitee pursuant to Section 16(b) of the

Exchange Act for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company.

3.	Advancement of Expenses. The Company shall advance Expenses to the Indemnitee within 30 business days of such request (an “Expense Advance”); provided, however, that if required by applicable corporate laws such Expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company; and provided further, that the Company shall make such advances only to the extent permitted by law. Expenses incurred by the Indemnitee while not acting in his/her capacity as a director, officer or employee, including service with respect to employee benefit plans, may be advanced upon such terms and conditions as the Board, in its sole discretion, deems appropriate.

4.	Review Procedure for Indemnification. Notwithstanding the foregoing, (i) the obligations of the Company under Sections 2 and 3 above shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 6 hereof is involved) that the Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 3 above shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced legal proceedings in a court of competent jurisdiction pursuant to Section 5 below to secure a determination that the Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). The Indemnitee’s obligation to reimburse the Company for Expense Advances pursuant to this Section 4 shall be unsecured and no interest shall be charged thereon. The Reviewing Party shall be selected by the Board, unless there has been a Change in Control, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, in which case the Reviewing Party shall be the special independent counsel referred to in Section 6 hereof.

5.

Enforcement of Indemnification Rights. If the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, or if the Indemnitee has not otherwise been paid in full pursuant to Sections 2 and 3 above within 30 days after a written demand has been received by the Company, the Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper to recover the unpaid amount of the demand (an “Enforcement Proceeding”) and, if successful in whole or in part, the Indemnitee shall be entitled to be paid any and all Expenses in connection with such Enforcement Proceeding. The Company hereby consents to service of process for such Enforcement Proceeding and to appear in any such Enforcement Proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

6.	Change in Control. The Company agrees that if there is a Change in Control of the Company, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Company’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld. Such special independent counsel shall not have otherwise performed services for the Company or the Indemnitee, other than in connection with such matters, within the last five years. Such independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special independent counsel pursuant to this Agreement.

7.

Establishment of Trust. In the event of a Potential Change in Control, the Company shall, upon written request by the Indemnitee, create a trust (the “Trust”) for the benefit of the Indemnitee, and from time to time upon written request of the Indemnitee shall fund such Trust, to the extent permitted by law, in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Proceeding relating to an Indemnifiable Event, and any and all judgments, fines, penalties and settlement amounts of any and all Proceedings relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the special independent counsel referred to in Section 6 is involved. The terms of the Trust shall provide that upon a Change in Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the trustee of the Trust (the “Trustee”) shall advance, within ten business days of a request by the Indemnitee, any and all Expenses to the Indemnitee, to the extent permitted by law, (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 4 of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be a bank or trust company or other individual or entity chosen by the Indemnitee and acceptable to and approved of by the Company. Nothing in this Section 7 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local and foreign tax purposes.

8.	Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

9.	Non-exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights the Indemnitee may have under any statute, provision of the Company’s Certificate of Incorporation or Bylaws, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that a change in the DGCL permits greater indemnification by agreement than would be afforded currently under the Company’s Certificate of Incorporation and Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

10.	Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

11.	Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement (a) for any amounts paid in settlement of any action or claim effected without the Company’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

12.	No Presumption. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Proceeding, action, suit or claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

13.

Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

14.	Consent and Waiver by Third Parties. The Indemnitee hereby represents and warrants that he or she has obtained all waivers and/or consents from third parties which are necessary for his or her employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party. The Indemnitee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his or her obligations hereunder or prevent the full performance of his or her duties and obligations hereunder.

15.	Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

16.	Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17.	No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw, vote, agreement or otherwise) of the amounts otherwise indemnifiable hereunder.

18.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company’s request.

19.	Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

20.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

21.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.	Notices. All notices, demands, and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Steakhouse Partners, Inc.

Attention:
10200 Willow Creek Road San Diego, California 92131 (858) 689-2333

with a copy to: Morrison Foerster LLP Attention: Christopher M. Forrester 12531 High Bluff Drive, Suite 100 San Diego, California 92130 (858) 720-5100 and to the Indemnitee at:

Notice of change of address shall be effective only when done in accordance with this Section 22. All notices complying with this Section 22 shall be deemed to have been received on the date of delivery or on the third business day after mailing.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day first set forth above.

THE COMPANY:

STEAKHOUSE PARTNERS, INC.

By:

Name:

Title:

INDEMNITEE:

Signature

Print Name:

STEAKHOUSE PARTNERS, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 10, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints A. Stone Douglass and Joseph L. Wulkowicz, or either of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Steakhouse Partners, Inc. (the “Company”) held of record by the undersigned on May 18, 2007, the Annual Meeting will be held at the corporate offices of the Company, 10200 Willow Creek Road, San Diego, California 92131, on July 10, 2007, at 9:00 a.m. Pacific Time or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERTY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Continued and to be signed on the Reverse Side)

The Board of Directors recommends a vote “FOR” the directors listed below and a vote “FOR” Proposal 2.

1.      To elect three (3) directors for a one-year term to expire at the 2008 Annual Meeting of Stockholders. Our present Board of Directors has nominated and recommends for election as director the following persons:

•        A. Stone Douglass

•        Edgar Tod Lindner

•        Thomas A. Edler

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY for all nominees	☐ FOR ALL EXCEPT (see instructions below)

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “Exceptions” box and write the name(s) of such nominee(s) on the space provided below.)

EXCEPTIONS _____________________________________________________________________________________

2.	To ratify the selection of Mayer Hoffman McCann P.C. as independent auditors of the Company for the fiscal year ending December 31, 2007.

☐  FOR                 ☐  AGAINST                 ☐  ABSTAIN

3.	To approve the form of Indemnification Agreement to be entered between the Company and its directors and officers.

☐  FOR                 ☐  AGAINST                 ☐  ABSTAIN

3.	In their discretion, the Proxies, identified on the front of this card, are authorized to vote upon such other business as may properly come before the Annual Meeting.

Dated: , 2007

Signature

Signature

Title(s)

Note: Please sign your name exactly as it appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.